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Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-3 (No. 333-38765), the Registration Statement on Form S-4 (No. 333-38759), the Registration Statement on Form S-8 (No. 333-71063), and the Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated March 31, 2001 relating to the consolidated financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Jacksonville, Florida
March 31, 2001